                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                      UNITED STATES SURGICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       UNITED STATES SURGICAL CORPORATION
                               150 GLOVER AVENUE
                           NORWALK, CONNECTICUT 06856

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 1, 1997

                                ---------------


To the Stockholders of
United States Surgical Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UNITED STATES SURGICAL CORPORATION (the "Company") will be held at The Equitable building, 787 Seventh Avenue, New York, New York 10019, on May 1, 1997 at 2:00 P.M. (local time), for the following purposes:

        1. To elect a board of twelve directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

        2. To vote on an amendment to the Company's Outside Directors Stock Plan increasing the authorized number of shares;

        3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 3, 1997, as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting, and only holders of record of the Company's Common Stock and the Company's Series A Convertible Preferred Stock (or depositary shares representing interests therein) on said date will be entitled to receive notice of and to vote at the meeting.

        Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed Proxy. The giving of your Proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting. You may revoke the Proxy at any time before the closing of the polls at the meeting.

        ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS AND INVITED GUESTS OF THE COMPANY. ADMITTANCE TICKETS WILL BE REQUIRED.

        If you are a stockholder and plan to attend, you must request an admittance ticket by writing to the Office of the Secretary at the address shown above. If your shares are not registered in your own name, evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter. An admittance ticket will be sent to you.

                                            By order of the Board of Directors


                                            PAMELA KOMENDA
                                            Corporate Secretary


March 17, 1997


        PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(USSC LOGO)

                       UNITED STATES SURGICAL CORPORATION
                                150 GLOVER AVENUE
                           NORWALK, CONNECTICUT 06856
                                 ---------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 1997


                                                                  March 17, 1997


                               GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United States Surgical Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at The Equitable building, 787 Seventh Avenue, New York, New York 10019, on May 1, 1997, at 2:00 P.M. (local time), and at any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

        When proxies in the enclosed form are returned properly executed, the shares represented thereby will be voted at the meeting and, where instructions have been given by the stockholder, will be voted in accordance therewith. If the stockholder does not otherwise specify, the stockholder's shares will be voted for the election of the listed nominees and in accordance with the directors' recommendations on the other subjects listed on the proxy card. If any other matter is properly presented for action at the meeting, the persons named in the enclosed form of proxy will vote on such matter in their discretion. Any proxy may be revoked by the stockholder, either by attending the meeting and voting in person or by submitting a revocation in writing to the Company (including a subsequent signed proxy) at any time prior to the closing of the polls at the meeting.

STOCKHOLDER VOTE REQUIRED

        To be elected a director, a nominee must receive the affirmative vote of a plurality of shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. A plurality vote means that the twelve individuals who receive the largest number of votes cast will be elected as directors. Withheld votes will not affect the outcome of the election of directors. For each other matter specified in the Notice of Annual Meeting of Stockholders, the affirmative vote of a majority of the shares present at the annual meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and will, therefore, have the effect of a vote against the matter. In instances where brokers are prohibited by the rules of the New York Stock Exchange from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (referred to as "broker non-votes"), those shares will not be included in the vote totals and will have no effect on the vote. However, properly returned proxies which withhold authority to vote for directors, abstain, or reflect a broker non-vote will be counted for purposes of determining if a quorum is present for the annual meeting.

        The Company's auditors are Deloitte & Touche LLP, 333 Ludlow Street, Stamford, Connecticut 06904. A representative of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

        A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, UNITED STATES SURGICAL CORPORATION, 150 GLOVER AVENUE, NORWALK, CT 06856.

          OUTSTANDING SHARES, VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

        Holders of record of outstanding shares of the Company's Common Stock, $.10 par value ("Common Stock"), and of the Company's Series A Convertible Preferred Stock, $5.00 par value ("Series A Preferred Stock"), represented by 1/50 interest Depositary Shares ("Depositary Shares"), at the close of business on March 3, 1997, will be entitled to notice of and to vote at the meeting. Voting rights are vested exclusively in the holders of the Common Stock and the Series A Preferred Stock. Each share of Common Stock outstanding on the record date will be entitled to one vote. Each share of Series A Preferred Stock outstanding on the record date will be entitled to 47.50 votes, equivalent to
 .95 of a vote for each Depositary Share held. Shares held as treasury shares by the Company are not entitled to be voted. At the close of business on December 31, 1996, a total of 63,286,797 shares of Common Stock (not including 8,080,983 shares held as treasury shares) and 8,869,500 Depositary Shares, were outstanding. The Depositary Shares have been called for redemption by the Company on April 1, 1997, however, the record date for the meeting precedes the redemption date, therefore, the Depositary Shares, unless converted by the holder prior to the record date for the stockholders meeting, will vote as described above.

        The following table sets forth the only persons known to the Company to be beneficial owners as of December 31, 1996, of more than five percent of the Company's Common Stock or Series A Preferred Stock.

                                                                 Voting Securities
                                                                 -----------------

Name and Address                Title                  Number of     Number of    Total Number    Percent of
of Stockholder                  of Class                 Shares       Options      of Shares         Class
--------------                  --------                 ------       -------      ---------         -----
Leon C. Hirsch (1)              Common                  1,720,362    3,477,834     5,198,196        7.79%(2)
150 Glover Avenue
Norwalk, Connecticut 06856

FMR Corp. (3)                   Common                  4,718,509                  4,718,509         7.5%
82 Devonshire Street
Boston, Massachusetts 02109

                                Series A                2,201,800                  2,201,800       24.97%
                                Preferred
                                (Depository Shares)

                                Common, assuming        6,816,824                  6,816,824         9.5%
                                conversion of
                                Depository Shares

Putnam Investments,Inc. (4)     Common                  5,103,813                  5,103,813         8.1%
One Post Office Square
Boston, Massachusetts 02109

----------

(1) Options are exercisable on or become exercisable within 60 days following December 31, 1996. Excludes shares beneficially owned, and options to purchase shares held, by his wife, an officer and director of the Company, as to which shares Mr. Hirsch disclaims beneficial ownership.

(2) Percent of class is based on 63,286,797 shares of Common Stock outstanding on December 31, 1996, plus 3,477,834 shares subject to options held by Mr. Hirsch which are exercisable on or become exercisable within 60 days following such date.

(3) As reported in a Schedule 13G filed with the Securities and Exchange Commission and based on additional information provided by FMR Corp. Percent of class is based on 63,286,797 shares of Common Stock outstanding on December 31, 1996, plus, assuming conversion of Depositary Shares, 8,452,634 shares based on the assumed conversion of 8,869,500 Depositary Shares (.953 shares of Common Stock for each Depositary Share). Certain subsidiaries and affiliates of FMR Corp. serve as investment advisers for various investment companies registered under Section 8 of the Investment Company Act of 1940 and as investment adviser to certain other funds which are generally offered to limited groups of investors; or as trustee or managing agent for various private investment accounts (primarily employee benefit plans). The Company is advised that voting power with respect to shares owned by various Fidelity funds resides with such funds' board of trustees. Members of the Edward C. Johnson 3d family and trusts for their benefit, through ownership of voting common stock in FMR Corp. and a voting agreement with respect to FMR Corp. voting common stock may be deemed to form a controlling group with respect to FMR Corp.

(4) As reported in a Schedule 13G filed with the Securities and Exchange Commission, and on information provided by Putnam Investments, Inc., certain investment managers affiliated with Putnam Investments, Inc. (together with its parent corporation, Marsh & McLennan Companies, Inc.) are considered beneficial owners in the aggregate of 5,103,813 shares of Common Stock held by mutual funds and other institutional investors which they advise. Percent of class is based on 63,286,797 shares of Common Stock outstanding on December 31, 1996. The Company is advised that such shares were acquired for investment purposes by such investment funds for certain of their advisory clients and that such funds may share voting and/or investment power with such clients.

                          SHARE OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information regarding the shares of the Company's Common Stock beneficially owned as of December 31, 1996, except as otherwise indicated, by all directors, nominees, executive officers identified in the Summary Compensation Table below, and all executive officers and directors as a group. No director or officer owns any Series A Preferred Stock. Except as noted, each person listed has sole voting and investment powers as to shares beneficially owned by such person.

                                                        Number of Shares        Percent
                                                        of Common Stock            of
Name                                                   Beneficially Owned       Class(1)
----                                                   ------------------       --------
Julie K. Blake                                               7,000(2)             *
John A. Bogardus, Jr.                                       30,000(2)             *
Thomas R. Bremer                                           249,710(2)             *
Thomas D. Guy                                              204,333(2)             *
Leon C. Hirsch                                           5,198,196(3)              7.79%
Turi Josefsen                                            1,142,642(2)              1.78%
Douglas L. King                                             21,000(2)             *
William F. May                                              16,047(2)             *
James R. Mellor**                                                0                *
Barry D. Romeril                                             5,000+               *
Howard M. Rosenkrantz                                      194,851(2)             *
Marianne Scipione                                          214,315(2)             *
John R. Silber                                              16,200(2)             *
All executive officers and directors as a group
  (25 persons)                                           8,585,353(4)             12.28%

----------
*  Ownership of less than one percent.
+ Includes restricted stock award of 4,000 shares on March 1, 1997. ** Elected a director on March 7, 1997.

(1) Percent of class for each person and all executive officers and directors as a group is based on shares of Common Stock outstanding on December 31, 1996, plus shares subject to options held by the individual or the group, as applicable, which are exercisable on or become exercisable within 60 days following such date.

(2) Includes the following shares which may be acquired on or within 60 days following December 31, 1996, through the exercise of stock options under Company sponsored plans: Ms. Blake, 1,000; Mr. Bogardus, 26,000; Mr. Bremer, 234,333; Mr. Guy, 204,333; Ms. Josefsen, 1,017,000; Mr. King, 19,000; Mr. May, 6,000; Mr.
Rosenkrantz, 194,333; Ms. Scipione, 197,333; and Dr. Silber, 2,000. No voting or investment power exists with respect to such shares prior to acquisition.

(3) See Note (1) under "Outstanding Shares, Voting Rights and Principal Stockholders".

(4) Includes options to purchase 6,608,180 shares exercisable on or within 60 days following December 31, 1996.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

NOMINEES

        The persons named in the accompanying form of proxy intend, except as otherwise directed, to vote for the election as directors of the twelve nominees listed below, each for a term expiring at the next Annual Meeting or until his or her successor is duly elected and qualified. All nominees are now serving as directors of the Company, and all have informed management that they are willing to serve as directors of the Company. If any of the nominees should decline or be unable to act as a director, the persons named as proxies in the form of proxy will vote in accordance with their best judgment and shall have discretionary authority to vote for a substitute nominee. The Board of Directors has fixed its present size at, and for the purposes of this meeting authorized the election of, twelve directors.

        The following table sets forth certain information as to the nominees for directors of the Company.



                                                                                                         SERVING AS
                                    BUSINESS EXPERIENCE DURING LAST                                      DIRECTOR
NAME                        AGE     FIVE YEAR AND OTHER DIRECTORSHIPS                                    SINCE
----                        ---     ---------------------------------                                    -----
Julie K. Blake  (A)(D)(E)    49     1992-1994, Executive Vice President and                                 1995
                                    Chief Operating Officer, Flavin, Blake & Co., Inc.;
                                    Vice President, J.P. Morgan & Co. Incorporated,
                                    1970-1992.

John A. Bogardus, Jr.        69     Director, Alexander & Alexander  Services Inc.,                         1981
 (A)(B)(C)(D)                       insurance brokerage and financial services
                                    firm, New York, N.Y., from l988 to May 1995;
                                    prior thereto, its Chairman of the Board and
                                    Director since l987; prior thereto, its
                                    Chairman of the Board, Chief Executive
                                    Officer and Director.

Thomas R. Bremer             43     Senior Vice President and General Counsel                               1993
                                    since January, 1994; Vice President and
                                    General Counsel since 1989; prior thereto,
                                    General Counsel since 1988.

Leon C. Hirsch (B)(E)        69     Chairman of the Board, and                                              1964
                                    Chief Executive Officer since July, 1996;
                                    prior thereto, Chairman of the Board,
                                    President and Chief Executive Officer since
                                    1987.

Turi Josefsen (B)(E)         60     Executive Vice President and, since                                     1977
                                    July, 1994 President, International
                                    Operations; prior thereto, Executive Vice
                                    President and President and CEO, Auto Suture
                                    Companies.

Douglas L. King              55     President and Director, Smyth,                                          1984
 (A)(B)(D)                          Sanford & Gerard Reinsurance Intermediaries,
                                    Inc., insurance and reinsurance brokers.
                                    Director, Healthplex, Inc., a dental
                                    administration service company, New York, N.Y.

William F. May               81     Chairman of the Board, Statue of                                        1984
 (A)(B)(C)(D)                       Liberty - Ellis Island Foundation, Inc., New York,
                                    N.Y., since 1995, prior thereto, its Chairman and Chief
                                    Executive Officer; Director, Salomon Inc,
                                    New York, N.Y.; Trustee, University of Rochester;
                                    Trustee, American Museum of Natural History;
                                    Director, Lincoln Center; Trustee, Columbia
                                    Presbyterian Hospital; Trustee, Committee for
                                    Economic Development; Member, Advisory Board, Columbia
                                    University, University Genome Center.

James R. Mellor (D)(E)       66     Chairman and Chief Executive Officer, General Dynamics                  1997
                                    Corporation, since May 1994, prior thereto,
                                    its President and Chief Executive Officer
                                    from 1993 to 1994, President
                                    and Chief Operating Officer from 1991 to
                                    1993, and Executive Vice President from 1981
                                    to 1990; Director, Bergan Brunswig
                                    Corporation, Computer Sciences Corporation,
                                    and Pinkerton's, Inc.

Barry D. Romeril (A)(C)(E)   53     Executive Vice President and Chief Financial                            1996
                                    Officer, Xerox Corporation; Director,  Fuji-Xerox,
                                    Japan.

Howard M. Rosenkrantz (E)    53     President and Chief Operating Officer since July, 1996;                 1995
                                    prior thereto, Senior Vice President,
                                    Finance and Chief Financial Officer since
                                    1992; prior thereto, Vice President,
                                    Finance; Trustee, Committee for Economic
                                    Development; Trustee, Norwalk Symphony
                                    Orchestra.

Marianne Scipione            50     Vice President, Corporate Communications                                1992
                                    since 1981; Member, Board of Trustees, Norwalk
                                    Hospital Association; Director, The Norwalk Community-
                                    Technical College Foundation, Inc.

John R. Silber (A)(C)(E)     70     Chancellor, Boston University since June, 1996; prior                   1994
                                    thereto, President, Boston University; Director,
                                    Seragen, Inc. and Mutual of America Institutional
                                    Funds Inc.

----------

       (A)    Member of Audit Committee.  Mr. May is Chair.
       (B)    Member of Executive Committee.  Mr. King is Chair.
       (C)    Member of Compensation/Option Committee.  Dr. Silber is Chair.
       (D)    Member of Nominating Committee.  Mr. Bogardus is Chair.
       (E)    Member of Transaction and Finance Committee.  Ms. Blake is Chair.

        Leon C. Hirsch and Turi Josefsen are husband and wife. No other family relationship exists between any of the directors or between any director and any officer of the Company. With respect to certain relationships between the Company and certain of the business entities listed in the above table, see "Executive Compensation and Transactions--Certain Transactions," below.

MEETINGS AND COMMITTEES

        In 1996, the Board of Directors held 7 meetings and committees of the Board held the following number of meetings: Audit Committee, 4;
Compensation/Option Committee, 6; Nominating Committee, 1, and the Transaction and Finance Committee, 6. The Executive Committee did not meet in 1996.

        The Audit Committee's function is to assist the Board in fulfilling its duties in connection with the internal control, accounting and reporting practices of the Company and to maintain communication between the Board and the Company's auditors, including review of the Company's financial statements, press releases and independent auditors' reports. Its authority includes power to resolve certain disputes, if any, concerning accounting policies, practices and changes and internal controls and to retain attorneys, investigators and others as it deems appropriate to assist it in carrying out its functions. The Compensation/Option Committee's function is to establish officers' and key employees' bonus objectives, compensation and bonuses, including performance standards, and to administer Company sponsored stock and other benefit plans. The function of the Nominating Committee is to nominate directors and committee members, subject to Board approval. The Nominating Committee must act unanimously and will not consider nominees recommended by stockholders. The Executive Committee's function is to act on important matters occurring during time periods between scheduled meetings of the Board of Directors. The Transaction and Finance Committee reviews and makes recommendations to the Board as to acquisitions, other transactions, and financial plans.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                     FOR EACH OF THE NOMINEES LISTED ABOVE.

                      PROPOSAL 2: APPROVAL OF AMENDMENT TO
                          OUTSIDE DIRECTORS STOCK PLAN
                             (ITEM 2 ON PROXY CARD)

PROPOSED AMENDMENT TO THE OUTSIDE DIRECTORS STOCK PLAN

        The Board of Directors has unanimously approved, and recommends to the stockholders for their approval, the adoption of an amendment to the Outside Directors Stock Plan ("ODSP") to increase the number of shares authorized by 100,000. The proposed amendment is described below.

DESCRIPTION OF THE CURRENT OUTSIDE DIRECTORS STOCK PLAN

        The ODSP provides for an aggregate maximum of up to 160,000 shares of Common Stock to be issued under Stock Awards and Option grants to each "Eligible Director" (a director who is not, and has not been for the preceding 12 months, an employee of the Company or its subsidiaries, and who is not the beneficial owner of five percent or more of the outstanding Common Stock.) There are currently seven Eligible Directors -- Ms. Blake and Messrs. Bogardus, King, May, Mellor, Romeril and Silber. The Eligible Directors are not eligible for grants or awards under any other stock, bonus or benefit plan of the Company. See "EXECUTIVE COMPENSATION AND TRANSACTIONS, Directors Compensation," below.

        The ODSP is a formula based plan which, to the extent necessary, is administered by the Compensation/Option Committee of the Board ("the Committee"). Selection and eligibility of grantees, date and amount of awards and grants, and maximum number of shares issuable under the plan are not subject to the discretion of the Committee or any person, but such numbers are subject to adjustment by the Committee upon certain events affecting the capitalization of the Company, e.g. a stock split, stock dividend, merger, recapitalization or reorganization. Whenever referred to herein, the number of shares of awards or grants or maximum issuable under the plan mean "as adjusted." Authorized but previously unissued shares, treasury shares and shares forfeited or not issued pursuant to Options that lapse or terminate may be issued under the Plan up to the maximum aggregate limit.

        Stock Awards. Eligible Directors, upon the first anniversary of his or her first election to the Board, receive a one-time Stock Award of 4,000 shares of Common Stock. The Eligible Director is not obligated to pay any other consideration to the Company for the Stock Award. For each Stock Award, 25% of the shares awarded will vest annually, commencing one year from the date of award ("Vesting Periods"). The unvested Stock Award shares are subject to forfeiture to the Company if the director ceases to serve on the Board prior to expiration of the Vesting Periods applicable to the shares, except in the event of the director's death, permanent disability or termination of service after a Change of Control, as defined.

        No unvested shares may be sold, transferred, pledged or otherwise disposed of without Committee approval. Vesting will accelerate and all shares will become unrestricted on the date of the grantee's death or permanent disability. However, the grantee will have full voting rights and dividend rights with respect to all shares awarded from the date of the Stock Award.

        Option Grants. Eligible Directors are automatically granted an Option to purchase 4,000 shares of Common Stock upon his or her reelection to the Board by the stockholders of the Company. The Option price per share for each Option is the fair market value of a share of Common Stock on the date of grant. No consideration is paid by the grantee to the Company for the granting of an Option. Each Option is not transferable except by will or the laws of descent and distribution, or as otherwise permitted by the Committee, each shall be exercisable with respect to 50% of the shares covered by it commencing one year after the date of grant and as to the remaining 50% of the shares commencing two years from the date of grant, and each shall expire no later than ten years after the date of grant. However, each Option will provide that it will become immediately exercisable in full if the optionee ceases to be an Eligible Director due to his death or permanent disability. Options will vest in the event of circumstances which result in a Change of Control of the Company, or in the event of a filing under Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the Company.

Options may be exercised by payment of the Option price in cash. The Option will not be exercisable unless the optionee has been in continuous service on the Board at all times since the grant of the Option. However, in the event of the death or permanent disability or retirement with the consent of the Board, the Option may be exercised in full by the optionee or his or her executors, administrators, heirs or distributees for up to one year after such event. Further, if an optionee's service on the Board is terminated after a Change in Control, the Option shall continue to be exercisable as provided in the original option grant.

Amendment and Termination of Plan. The Board may amend the ODSP at any time. However, stockholder approval is required for any amendment that would increase the maximum number of shares of Common Stock as to which Stock Awards and Options may be granted, increase the number of shares to be subject to each Stock Award or Option, reduce the Vesting Periods for Stock Awards, reduce the minimum Option exercise price, extend the period during which Stock Awards or Options may be granted or Options may be exercised, or change the definition of an Eligible Director. The plan shall terminate upon the adoption by the Board of a resolution terminating the plan, or upon the award and vesting or the purchase of the maximum aggregate number of shares available under the plan.

PURPOSE OF THE OUTSIDE DIRECTORS STOCK PLAN

The Board believes that the ODSP provides an appropriate and competitive means to compensate the outside directors for the increasingly substantial attention they devote to the Company's affairs due to the growth of the Company, and to attract and retain independent directors. The Board believes that the grant of a limited number of shares to non-employee directors who do not already own a substantial amount of Common Stock is a useful and desirable means to strengthen the outside directors' identity of interests with the stockholders and to complement the cash compensation paid to its outside directors. See "EXECUTIVE COMPENSATION AND TRANSACTIONS -- Directors Compensation", below.

FEDERAL INCOME TAX CONSEQUENCES

Federal Income Tax Consequences. The rules governing the tax treatment of stock options are complex, and the following discussion is necessarily a general discussion of current Federal income tax consequences and does not purport to be complete. Statutory provisions, and interpretations thereof, are subject to change.

The participant recognizes no taxable income and the Company receives no deduction when an Option is granted. Upon exercise of an Option, the participant recognizes ordinary income and the Company receives a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares disposed of or sold.

STOCKHOLDER VOTE REQUIRED

Approval of the amendment to the Outside Directors Stock Plan will require the affirmative vote of a majority of the shares of Common Stock present at the annual meeting in person or by proxy and entitled to vote on such matter. Abstentions have the effect of a vote against the proposal.

MS. BLAKE AND MESSRS. BOGARDUS, KING, MAY, MELLOR, ROMERIL, AND SILBER, AS ELIGIBLE DIRECTORS, HAVE AN INTEREST IN THE AMENDMENT TO THE OUTSIDE DIRECTORS STOCK PLAN, IN THAT ADOPTION OF THE AMENDMENT TO THE PLAN WOULD ENTITLE THEM TO OPTIONS THEREUNDER. THE BOARD BELIEVES ITS ADOPTION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE OUTSIDE DIRECTORS STOCK PLAN.

                     EXECUTIVE COMPENSATION AND TRANSACTIONS

EXECUTIVE OFFICERS' COMPENSATION

        The following table shows compensation paid by the Company and its subsidiaries for services in all capacities during 1994, 1995 and 1996 to each of the Chief Executive Officer and the other four most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE


                                                                               Long Term Compensation
                                                                     -----------------------------------------
                                 Annual Compensation                  Awards               Payouts
                                ------------------------------------------------------------------------------
                                                                    Securities
Name and                                                            Underlying                     All Other
Principal                                  Salary         Bonus       Options     LTIP Payouts    Compensation
Position                         Year        ($)           ($)         (#)(1)        ($)(2)          ($)(3)
--------------------------------------------------------------------------------------------------------------
Leon C. Hirsch                   1996    $1,077,335    $2,646,432    $1,500,000     $234,867      $  655,196
Chairman and CEO                 1995     1,026,016       806,125             0            0         745,578
                                 1994       824,485       322,450             0            0       1,021,596

Turi Josefsen                    1996       666,852       271,975       100,000      106,279          23,272
Executive Vice President, and    1995       635,080       431,704        17,000            0          21,170
President, International         1994       573,408       194,267             0            0          30,622
Operations

Howard M. Rosenkrantz            1996       512,111       304,078        50,000       38,496          17,369
President and Chief              1995       368,360       175,000        12,000            0          15,008
Operating Officer                1994       274,560        64,050        50,000            0          21,893

Thomas D. Guy                    1996       333,246       156,976        50,000       29,331          15,397
Senior Vice President            1995       317,360       149,500        12,000            0          13,272
Operations                       1994       235,291        55,973        50,000            0          19,788

Thomas R. Bremer                 1996       323,796       202,251        50,000       27,480          10,771
Senior Vice President and        1995       274,000       127,820        12,000            0           9,249
General Counsel                  1994       235,291        55,973        50,000            0          12,533

----------

(1) Although Company sponsored stock plans permit the granting of SAR's, no SAR's have been granted.

(2) Mr. Guy and Mr. Bremer were not eligible for LTIP awards for the performance periods ended in 1994 or 1995. Mr. Rosenkrantz was not eligible for an LTIP award for the performance period ended in 1994.

(3) Represents for Mr. Hirsch accrued bonuses payable pursuant to the terms of installment option purchase agreements and for all of the named executives the value of the benefit of premiums on life insurance paid by the Company (for Mr. Hirsch, $30,355, 1996, $25,152, 1995, $32,190, 1994). The methodology for computing the value of such premiums was revised in 1994; benefits were not increased. The computation reflects the present value to the named executives of the premium payments rather than the present value of the anticipated cash benefit to the executive, resulting in a greater portion of benefits allocated earlier in the policy term. Mr. Hirsch's installment option purchase agreement, the principal balance of which was repaid by Mr. Hirsch in 1994, is described on page 16 under the heading "Certain Transactions".

        Perquisites and other personal benefits, securities or property did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers.

                                     OPTIONS

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        Under the Company's stock incentive program, the Compensation/Option Committee may grant stock options and related stock appreciation rights ("SAR's") to executive officers to purchase shares of the Company's common stock at prices not less than the fair market value of the stock on the date of grant. SAR's entitle an option holder to surrender unexercised stock options for cash or stock equal to the excess of the fair market value of the shares with respect to which the stock options are surrendered over the option price of such shares. No SAR's have been granted. See Report of Compensation/Option Committee, below.

        The following table contains information concerning the grant of stock options to the five named executive officers of the Company.

                            OPTION/SAR GRANTS IN 1996


                       Number of Securities     % of Total
                           Underlying          Options/SARs
                          Options/SARs          Granted to      Exercise or                 Grant Date
                            Granted              Employees      Base Price    Expiration      Present
Name                          (#)             In Fiscal Year     ($/SH)          Date        Value (1)
----                          ---             --------------      ------         ----        ---------
Leon C. Hirsch             1,500,000               40.6%          $ 33.75       1-30-06     $16,549,800

Turi Josefsen                100,000                2.7             23.93       1-30-06         624,090

Howard M. Rosenkrantz         50,000                1.4             21.75       1-30-06         351,315

Thomas D. Guy                 50,000                1.4             21.75       1-30-06         351,315

Thomas R. Bremer              50,000                1.4             21.75       1-30-06         351,315

----------
(1) The estimated fair value of stock options is measured at the date of grant under the Black-Scholes option pricing model based on four assumptions: expected volatility of .32 based on the average of the high and low prices of the Company's Common Stock for the last two years; expected term to exercise of approximately four years; interest rates equal to the U.S. Treasury Note rates in effect at the date of the grant (5.05%) for the expected term of the option; and a dividend yield of .24% based on the yield at the grant date. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an executive will be at or near the value estimated above.

        The table below sets forth certain information about the exercise of stock options during 1996 by each of the named executive officers and the value of unexercised in-the-money options held by such officers at December 31, 1996.

   AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND YEAR-END OPTION/SAR VALUES


                                                        Number of Securities          Value of Unexercised
                                                       Underlying Unexercised         In-the-Money Options
                               Shares                 Options/SAR's at Year-End         at Year-End(1)(2)
                            Acquired on    Value    ----------------------------------------------------------
                              Exercise   Realized   Exercisable   Unexercisable    Exercisable   Unexercisable
Name                            (#)        ($)          (#)            (#)             ($)            ($)
--------------------------------------------------------------------------------------------------------------
Leon C. Hirsch                   0          0        3,177,834      1,500,000      $7,638,027     $8,437,500
Turi Josefsen                    0          0        1,000,000        117,000       3,037,500      1,771,419
Howard M. Rosenkrantz            0          0          138,333         97,667       1,171,328      1,255,797
Thomas D. Guy                    0          0          148,333         97,667       1,171,328      1,255,797
Thomas R. Bremer                 0          0          178,333         97,667       1,985,078      1,255,797

----------

(1) Although the Company's option plans permit the granting of SAR's, no SAR's have been granted.

(2) Value is calculated by determining the difference between the fair market value of the securities underlying the options at year-end and the exercise price of the options.

LONG TERM INCENTIVE AWARDS

        Under the long term component of the Company's Executive Incentive Compensation Plan (for awards through performance periods ending in 1997, the Long Term Incentive Plan), described more fully in the Compensation/Option Committee's Report beginning below, senior executives have the opportunity to earn a cash payment at the end of a performance cycle (currently three years) based on achievement of sales and earnings per share growth or other objective performance criteria established by the Committee at the beginning of a performance period. The table below sets forth certain information regarding each long term incentive award made to the named executive officers during 1996 under the Incentive Compensation Plan.


               LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                          Estimated Future Payouts
                                      Performance    Under Non-Stock Price-Based Options
                         Number of      or Other     -----------------------------------
                       Shares, Units  Period Until
                         or Other      Maturation    Threshold      Target      Maximum
Name                    Rights (#)     or Payout        ($)          ($)          ($)
----------------------------------------------------------------------------------------
Leon C. Hirsch          194.5 Units      3 Years     $188,243     $376,486     $752,972
Turi Josefsen              85 Units      3 Years       82,294      164,587      329,174
Howard M. Rosenkrantz      29 Units      3 Years       45,615       91,231      182,461
Thomas D. Guy            24.5 Units      3 Years       27,068       54,135      108,895
Thomas R. Bremer           24 Units      3 Years       26,830       53,662      107,324

        Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S & P 500 Index and the S & P Medical Products & Supplies Index. Cumulative total shareholder return assumes reinvestment of dividends.

        The comparison is based upon the assumption that $100 was invested on December 31, 1991 in United States Surgical Corporation's Common Stock, the S & P 500 Index and the S & P Medical Products & Supplies Index.

        The following depiction of shareholder return shall not be deemed incorporated by reference into any filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

COMMON STOCK PERFORMANCE GRAPH

                               [GRAPHIC OMITTED]


                             1991       1992       1993       1994       1995       1996
USSC                         100         62          21         17         20         36
S & P 500                    100        108         118        120        165        203
S & P Medical Products       100         86          65         77        131        150


REPORT OF COMPENSATION/OPTION COMMITTEE

        The compensation of the Company's executive officers is reviewed and approved at least on an annual basis by the Compensation/Option Committee (the "Committee") of the Board of Directors, which consists exclusively of independent, non-employee Directors who qualify as "outside directors" under
Section 162(m) of the Internal Revenue Code, discussed below.

GENERAL POLICY

        The Company's compensation policy, which is endorsed by the Committee, is to attract and retain the best management talent available, and to pay that talent based on Company and individual performance. Base salaries are set at competitive levels, but a substantial portion of an executive officer's compensation opportunity is "at risk" and is realized only for achievement of specific goals. For 1996, the Committee set achievement of specific objectives for growth in earnings and cash flow as the benchmarks for 1996 incentive compensation in order to continue the improvement in the financial strength of the Company. As the Company pursues its aggressive growth and expansion plans, the Committee will utilize other measurements it believes will further the Company's goals. The Committee also thinks that, while performance goals should include corporate financial results, executives should also be held accountable for individual performance objectives. The Committee established personal performance objectives for each of the Company's executives. In 1996, the portion of the annual and long term cash compensation opportunities of the named executive officers which was "at risk" (subject to attainment of performance goals) ranged from 42% to 58%, with 58% of such compensation opportunities of the Chief Executive Officer "at risk". Stock options, which align the interests of the Company's executives with those of the shareholders, are also an important part of the Company's compensation program.

        The Committee believes annual salaries and incentive compensation opportunities should be at the higher end of the market for executive talent. The Company's strategic plan targets significant growth and requires a senior management team that can create the growth and manage the business as it grows. However, for most executives, market based compensation was last set for 1992 compensation packages; more recently, compensation packages have been adjusted from that base, as discussed below. The Committee believes that compensation may not be set in keeping with its philosophy and engaged an independent compensation consultant to assist it with an analysis of executive compensation for the Company, to be used for establishing 1997 compensation programs. The Company, as it expands into additional surgical specialties, such as cardiology, urology, and others, is becoming increasingly complex. The Company demands superior performance from its executives and typically assigns most executive officers of the Company broader, more complex responsibilities than corresponding positions in comparative companies. The Company must, in many cases, compete against significantly larger and more heavily capitalized firms, and executives must be retained who are equal in ability to the senior executives at these larger firms. The Committee believes that the senior management team responsible for the turnaround of the Company following the healthcare reform downturn during 1993 and 1994, under the direction of the Chief Executive Officer, must be retained and that those executives, along with other officers of like ability who are hired, should be offered an opportunity for rewards based on continued growth in the value of the business.

        The Company will continue to hire executives whose talent and performance place them within the high end of the pool of available executives, and the Committee intends to set compensation packages which are adequate to meet this need while furthering Company objectives.

        The total compensation program is designed to balance incentives between short and long term performance, and consists of annual compensation, which includes base salary and the opportunity to earn an annual bonus, and a long term incentive program, which includes stock options and the opportunity to earn cash awards over a multi-year performance period.

        Each element of the compensation program, including a specific discussion as to the Chief Executive Officer's compensation, is set out below.

ANNUAL COMPENSATION.

        Generally, annual compensation of executive officers under the Executive Compensation Program for 1996 consisted of salary and bonus components.

1.      Salary.

        Under the Company's compensation program, executive officers are paid a base salary based upon their level of responsibility and their contribution to the Company, including informal assessments as to their compliance with the Company's overall corporate policies. The 1996 salaries of executive officers, including the Chief Executive Officer, were reviewed and approved by the Compensation/Option Committee in November, 1995. Salaries were increased by 5% across the board from 1995 levels for the named executive officers, including the Chief Executive Officer, and for other executives of the Company. For 1995, the Committee had restored Mr. Hirsch's and the Company's other executives base salary to 1993 levels, following reductions of 1994 base salaries at the request of Mr. Hirsch and the Company's other executives (by 20% for Mr. Hirsch, and by 10% for other officers), as part of a cost reduction effort by the Company. The Committee determined that the continued improvements in the Company's financial and operating position during 1995 were due to the efforts of the executives and that the increases were below appropriate levels, with 1996 salaries only 5% above 1993 levels. The Committee determined that salary levels should be adjusted only modestly pending continued improvements in Company performance and a thorough market survey. In addition, the Committee adjusted the salary of Mr. Rosenkrantz upon his election as President during the year.

2.      Bonus.

        A significant portion of 1996 executive officer annual compensation was based on corporate performance. Annual bonuses under the Company's executive compensation program were based on the Earnings Per Share ("EPS") bonus component, the cash flow bonus component, and personal performance objectives. In addition, the Chief Executive Officer was paid a one-time bonus in the amount of $1.8 million based on his 1996 performance, as discussed below.

        Annual bonuses are based on performance. For 1996, 50% of the regular annual bonus opportunities were weighted equally for most executives between the EPS and cash flow components, and 50% for the personal performance objective component. Each bonus performance element was evaluated independently, however, a failure to achieve personal performance objectives ratably reduces the opportunity for awards for achievement of EPS and cash flow components. Bonus opportunity levels are set as a percentage of base salary. For 1996, regular annual bonus opportunities were increased by 5% for the Chief Executive Officer and the other named executives, commensurate with increases in base salary levels.

        Performance goals are established by the Committee. Following year-end, the Committee reviews the extent to which the goals have been achieved with the assistance of the Company's independent auditors, assesses personal performance objectives, and determines the amount of the bonus to be paid to the executive officers, if any. Awards are based on financial performance criteria and may be reduced, in the Committee's discretion, if individual performance objectives are not met.

        The EPS Bonus Component: The 1996 EPS bonus opportunity ranged from 12.5% to 20% of the salary levels of the executives named in the Summary Compensation Table, with 20% for the Chief Executive Officer. A percentage of the bonus may be earned based on a particular year's EPS above a minimum base (subject to attainment of personal performance objectives), up to a maximum determined by the Committee. The EPS goals were exceeded for 1996 and the maximum amounts were paid for the EPS Bonus Component to the Chief Executive Officer and to three other named (and other) executive officers of the Company. Because the personal performance objectives of one named officer were not achieved, less than the maximum bonus was paid to such officer.

        The Cash Flow Bonus Component: The 1996 Cash Flow bonus opportunity ranged from 12.5% to 20% of the salary levels of the executives named in the Summary Compensation Table, with 20% for the Chief Executive Officer. A percentage of the bonus may be earned based on the year's cash flow above a minimum base (subject to attainment of personal performance objectives), up to a maximum determined by the Committee. The cash flow goals were substantially exceeded for 1996 and the maximum amount was paid for the Cash Flow Bonus Component to the Chief Executive Officer and to the named (and other) executive officers of the Company. Because the personal performance objectives of one named officer were not achieved, less than the maximum bonus was paid to such officer.

        The PPO Bonus Component: Under the PPO Bonus component, individual performance objectives are established for the Chief Executive Officer and the other named (and other) executives by the Committee. Each PPO is weighted and is related to the particular area for which an executive officer is responsible. Examples of objectives include, but are not limited to, budget control, achievement of sales objectives, product design, and manufacturing practices. In 1996, the portion of cash compensation opportunity represented by this component of compensation ranged from 25% to 40% of the salary levels of the executives named in the Summary Compensation Table, with 40% for the Chief Executive Officer.

        The Committee also approved a special award for the Chief Executive Officer, independent of the regular annual bonus opportunity. The Committee believed that the Company made extraordinary progress during 1996, reflected in improved financial performance, doubling of the stock price, and introduction of a wide array of products and technology with significant market potential. The Committee also believed that these steps were attributable to the foresight and efforts of the Chief Executive Officer and that the Company is positioned for future growth as a direct result. The bonus reflects the Committee's judgment as to an appropriate reward for his achievements during 1996. In addition, the Committee awarded Mr. Bremer a special bonus of $50,000 during the year in recognition of a significant and favorable result in a legal proceeding, which the Committee believed was attributable to Mr. Bremer's efforts and merited special recognition.

LONG TERM INCENTIVE PROGRAM

        The Company's long term incentive program, developed with the advice of outside compensation consultants, consists of stock options, which directly link the interests of management with those of the stockholders, and cash incentives based on financial performance over a three year performance period.

1.      Restricted Stock Awards.

        No awards of restricted stock were made in 1996 to any executive officers. In February, 1996, the Board of Directors terminated the Company's Restricted Stock Incentive Plan, based on the belief that stock options provide a more effective and less costly incentive program.

2.      Stock Options.

        The Company seeks to have its executives think of themselves as having a personal stake in the Company by awarding stock options which give such officers the opportunity to participate in the growth in the value of the Company's stock. This approach aligns the interest of the executive officers with those of the stockholders because the value of the executive officers' stock options will depend exclusively on how the Company's stock performs. Stock options only have value to the recipient when the price of the Company's Common Stock exceeds the exercise price of the option, which is at least the fair market value at date of grant. Thus, options provide a powerful incentive for employees to maximize the Company's sales and profits, and build the value of the business, all of which should be reflected over the long term in the price of the Company's Common Stock. The Committee believes that stockholders benefit proportionately. During 1996, an option grant was made to the named executive officers and to the Chief Executive Officer, and to other executive officers, as an incentive for continuing the growth in value of the business and as a retention incentive for the core management group which is key to the continued improvement of the performance of the Company. The Chief Executive Officer's option grant was submitted to and approved by the Company's shareholders by an overwhelming margin at the 1996 Annual Meeting. The exercise price of options granted to executive officers was set at the market price on the date of grant, with the exception of the grant to Ms. Josefsen, which was set at a ten percent premium to the market price on the date of grant in accordance with a settlement of shareholder derivative litigation, and the grant to Mr. Hirsch, which was set at the market price on the date of stockholder approval, over 50% higher than the exercise price for the grants to the Company's other executives. The Committee took into account that many of the outstanding option grants preceded the downturn in the health care industry, were out of the money, and were not adequate to further the purpose of the stock grant program. The number of options granted to the named (and other) executives, other than the Chief Executive Officer, was at market levels, determined with the input of the Committee's independent compensation consultant following review of the Company's option program in comparison with option grants at other companies. The stock option grants are also intended to provide participants with a potential source of retirement income since the Company does not provide pensions. A grant to Mr. Hirsch was made in 1996 by the Committee, subject to and with the overwhelming approval of the stockholders at the 1996 Annual Meeting, based, in part, on the Committee's view that options would continue to provide an incentive for appreciation in the price of the Company's common stock and on Mr. Hirsch's commitment to remain with the Company for an additional five years to execute the Company's current strategic plan developed as part of the Company's restructuring program during 1993 and 1994. Prior to this grant, no options had been granted to Mr. Hirsch since 1991.

3.      Long Term grants under the Executive Incentive Compensation Plan.

        The Company's Executive Incentive Compensation Plan (the "Incentive Plan"), approved by the stockholders at the 1996 annual meeting, continues the Company's program of compensating executive officers (as well as other employees) based on their achievement of specific objectives established by the Compensation/Option Committee of the Board. Executives have the opportunity to earn annual (discussed above under Annual Compensation) and multi-year bonus awards. The Committee believes that the incentive compensation program is important in attracting and retaining individuals of superior ability and in holding executives personally accountable for the achievement of important corporate objectives.

        Under the long term component of the Incentive Plan (for performance cycles beginning prior to 1996, the predecessor Long Term Incentive Plan), cash payouts may be earned by a limited number of senior executives based on achievement of a weighted combination of measurable financial objectives set by the committee. For 1996 awards, the objectives are sales growth (33%) and EPS (67%) during a three-year performance cycle. The persons eligible for long term awards are the executive officers of the Company; during 1996, 6 persons were issued awards, including the Chief Executive Officer and the other officers named in the Summary Compensation Table. Other employees of the Company will continue to be eligible to receive annual cash incentive bonuses outside of and under terms substantially the same as in the Incentive Plan.

        The long term cash incentive opportunity encourages executives to take steps which build the business for the future, avoiding a possible disincentive for prudent long term decisions out of concern as to the possible impact on short term results. Levels of performance are graded on three tiers -- minimum, target and maximum (corresponding to the threshold, target, and maximum columns under the table describing Long Term Incentive Awards on page 10) -- with no compensation payable if the performance is below the minimum tier and no additional compensation if the performance is above the maximum tier. The amount of the payout is based on a percentage of the recipient's average annual base salary during the cycle, ranging from 7.5% to 17.5% for achievement in the minimum tier, 15% to 35% for achievement in the target tier and 30% to 70% for achievement in the maximum tier, the exact percentage depending on the executive's tier. For the Chief Executive Officer, the percentages for these tiers was 17.5%, 35% and 70%. The maximum long term award for a covered executive in any year will be $2.0 million.

        The Company achieved the minimum level for sales objectives and between the minimimum and target levels for EPS objectives for the three year performance cycle ended in 1996, and the Chief Executive Officer and the other named executives received payouts under the LTIP for that period.

ALL OTHER COMPENSATION.

        Included with respect to the Chief Executive Officer as "all other compensation" reported in the Summary Compensation Table was interest accrued and forgiven pursuant to the terms of an Installment Option Purchase Agreement which was entered into in 1984 by the Chief Executive Officer and the Company. The Installment Option Purchase Plan ("IOPA") was originally entered to encourage Mr. Hirsch, and other executives, to exercise options in the Company's stock. In 1994, at the Committee's request, Mr. Hirsch repaid the outstanding principal option price of $5,370,000 in full to the Company in cash. To keep Mr. Hirsch in substantially the same position on interest, the Committee agreed to continue to pay the accrued interest as a bonus as it becomes due and to repay interest expenses of a personal loan by Mr. Hirsch to obtain the funds to pay the option price. In effect, the transaction substituted a third party for the Company as the lender under the installment option purchase arrangement. The Company obtained a significant net cash benefit and additional equity, and Mr. Hirsch received no advantage.

TAX CONSIDERATIONS

        In 1994, federal tax laws imposed a limit on deductions for each of the five executives named in the summary compensation table to $1 million. Certain compensation, including compensation based on performance, is not subject to this limit if certain conditions are met, primarily, that the compensation is based on objective performance criteria approved by the stockholders. The Compensation payments must also be made pursuant to a plan administered by a committee of outside directors. The Committee must certify that the performance goals were achieved before payments can be awarded.

        The Committee believes that its executive compensation program is consistent with the intent of this legislation and has taken steps designed to minimize its effect. The Company's stock option plans under which options may be granted to executive officers has been approved by the stockholders and qualifies for the exclusion from the deduction limits for grants through the date of the annual meeting in 1997. Grants under the LTIP which, depending on performance, resulted in payouts for performance periods ending in 1996 are based on objective performance criteria but were not approved by the stockholders and can not be claimed as a deduction. Grants made under the LTIP for performance periods beginning in 1995 were approved by the shareholders and compensation for such periods, if earned, will qualify for the deduction. The annual bonus opportunity likewise qualifies for the deduction. Base salary and certain other compensation amounts disclosed in the summary compensation table do not qualify for the exclusion from the $1 million limit but such amounts of compensation are not expected to exceed the deduction limits significantly. The Committee intends to take steps in the future, including stockholder approval, to maintain deductions for its incentive compensation plans to the greatest extent practical while maintaining flexibility to take actions which it deems in the best interests of the Company and its stockholders but which may result in certain compensation not qualifying for tax deductions.

                                    COMPENSATION/OPTION COMMITTEE:
                                    John R. Silber, Chairman
                                    John A. Bogardus, Jr.
                                    William F. May
                                    Barry D. Romeril


DIRECTORS' COMPENSATION

        Directors who are also officers (currently, Messrs. Hirsch, Bremer and Rosenkrantz and Mmes. Josefsen and Scipione) serve as such without additional compensation. During 1996, outside directors were each paid the following fees in each of the capacities served: directors, $32,760 plus $2,625 for each Board meeting attended; Chairman of a Committee, $4,595; other members of a Committee, $3,275 per Committee; all Committee members received $1,315 for each Committee meeting attended on a non-Board meeting day.

        Certain Eligible Directors (defined as directors who are not, and have not been for the preceding l2 months, employees of the Company or its subsidiaries, and who are not the beneficial owner of five percent or more of the outstanding Common Stock) have received stock award and option grants under the Outside Directors Stock Plan ("ODSP"). The ODSP provides for stock awards and option grants of up to an aggregate maximum of 160,000 shares of Common Stock, of which 6,000 shares remained available for grant as of December 31, 1996. With stockholder approval at the annual meeting of stockholders of the proposed amendment to the ODSP, an additional 100,000 shares will be available for grants thereunder. Upon the forfeiture of shares prior to vesting, and upon expiration of an option, the forfeited shares and any shares subject to the option which remain unexercised generally become available again under the ODSP. The ODSP is administered by the Compensation/Option Committee of the Board of Directors. The selection and eligibility of grantees and the dates and amounts of option grants are defined in the ODSP and are not subject to the discretion of any person.

        Option grants of 4,000 shares are automatically made under the ODSP to Eligible Directors each year upon his or her reelection to the Board by the stockholders. The option price is the fair market value of the Common Stock on the date of grant. Each option becomes exercisable as to one-half of the shares covered by it commencing one year after the date of grant and as to the remaining one-half commencing two years after the date of grant, provided the optionee has been in continuous service on the Board at all times since the date of grant. However, each option becomes fully exercisable in the event of the grantee's death or permanent disability, and may be exercised to the extent otherwise exercisable if the grantee retires with the consent of the Board or his or her service on the Board is terminated after a Change in Control, as defined. The Eligible Directors each received an option for 4,000 shares in 1996, with an option exercise price of $33.75. Assuming an Eligible Director is reelected, and approval by the stockholders of the amendment authorizing the increase in the number of shares, such director will receive an option for 4,000 shares on May 1, 1997. Eligible Directors also receive a one-time stock award of 4,000 shares of restricted stock following the first anniversary of their election to the board. Ms. Blake received such an award during 1996 and Mr. Romeril will receive such an award during March, 1997.

CERTAIN TRANSACTIONS

        (a) In connection with the exercise of certain options granted under the 1981 Employee Stock Option Plan, the Company entered an installment option purchase agreement (the "Agreement") with Leon C. Hirsch in 1984 where the Agreement, as amended, permitted Mr. Hirsch to pay the option price in three equal installments, with the last installment payable in 1999. Mr. Hirsch agreed, at the request of the Company, to repay the outstanding principal option price of $5,370,000 during 1994. In exchange, the Company agreed to continue to award Mr. Hirsch a bonus equal to scheduled installments of interest payments on the original option price and for the interest costs on a personal loan taken to repay the option price. The interest rate on such personal loan is at an annual rate of 7.25%; interest on the installment payments of interest at the original option price ranges from 4.88% to 6.33%.

        Bonuses accrued in 1996 under the Agreement aggregated $624,841. Total accrued interest under the Agreement at December 31, 1996 was $6,629,737. Under the Agreement, an amount equal to 100% of the interest for the term of the Agreement is to be paid as a bonus to Mr. Hirsch while he remains an employee of the Company as and when such interest is due. See footnote (3) to the Summary Compensation Table above.

        (b) In 1996, Smyth Sanford & Gerard Reinsurance Intermediaries, Inc., of which Mr. King, a director of the Company, is President and a director, performed certain insurance brokerage services for the Company for which it received compensation of $225,846. Mr. King may have benefited indirectly from these transactions as an officer and employee of that firm.

                              EMPLOYMENT AGREEMENT

        On January 30, 1996, the Company entered an agreement with Howard M. Rosenkrantz, then Senior Vice President and Chief Financial Officer, providing for certain separation benefits if Mr. Rosenkrantz decided to retire, provided that he remained with the Company until March 31, 1997. The agreement was terminated upon Mr. Rosenkrantz' election as President in July, 1996, and his decision to forego retirement on March 31, 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange various reports as to ownership of such Common Stock. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Mr. Louis Mazzarese, Vice President, Quality and Regulatory Affairs, inadvertently filed a Form 4 Report with respect to the purchase of 10 shares as a gift for a family member one month late. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations to the Company that no other reports were required, all the aforesaid Section 16(a) filing requirements were otherwise met on a timely basis during 1996.

                             STOCKHOLDERS' PROPOSALS

        Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received at the Company's principal executive offices, 150 Glover Avenue, Norwalk, Connecticut 06856, Attention: Corporate Secretary, for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting, no later than November 7, 1997.

              DIRECTOR NOMINEES OR OTHER BUSINESS FOR PRESENTATION
                              AT THE ANNUAL MEETING

        Shareholders who wish to present director nominations or other business at the Annual Meeting are required to notify the Corporate Secretary of their intent at least 60 days but not more than 120 days before the meeting and the notice must provide information as required in the By-laws. A copy of these By-law requirements will be provided upon request in writing to the Corporate Secretary of the Company, 150 Glover Avenue, Norwalk, Connecticut 06856. This requirement does not affect the deadline for submitting shareholder proposals for inclusion in the Proxy Statement, nor does it apply to questions a shareholder may wish to ask at the meeting.

                            EXPENSES OF SOLICITATION

        The solicitation of proxies in the form enclosed is made on behalf of the Board of Directors of the Company. The expenses of the solicitation of proxies, including preparing, handling, printing and mailing the proxy soliciting material, will be borne by the Company. Solicitation will be made by use of the mails and, if necessary, by advertising, electronic telecommunications and personal interview. The Company has retained the services of Kissel-Blake Inc. to assist in connection with the soliciting of proxies by such methods for a fee estimated at $13,000 plus out-of-pocket expenses. Management may use the services of its directors, officers and employees in soliciting proxies, who will receive no compensation therefor in addition to their regular compensation, but who will be reimbursed for their out-of-pocket expenses incurred. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by such persons and in requesting authority for the execution of proxies.

                                  OTHER MATTERS

        The persons named in the enclosed form of proxy have no present intention of bringing before the meeting for action any matters other than those specifically referred to above, nor has management or the Board of Directors any such intention, and none of such persons, management or the Board of Directors is aware of any matters which may be presented by others. If any such business should properly come before the meeting, the persons named in the form of proxy intend to vote thereon in accordance with their best judgment.

                                    By Order of the Board of Directors

                                          PAMELA KOMENDA
                                          Corporate Secretary

Dated: March 17, 1997

PROXY

COMMON STOCK

                       UNITED STATES SURGICAL CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING MAY 1, 1997

The undersigned hereby constitutes and appoints John A. Bogardus, Jr., Leon C. Hirsch and William F. May, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote all the Common Shares held by the undersigned at the Annual Meeting of Stockholders of UNITED STATES SURGICAL CORPORATION to be held at The Equitable building, 787 Seventh Avenue, New York, N.Y. 10019, on Thursday, May 1, 1997, at 2:00 P.M. (local time), and at any adjournments thereof, as directed on this card upon the matters set forth on the reverse side hereof, as described in the proxy statement, and in their discretion upon any other business which may properly come before said meeting. The undersigned hereby revokes all proxies heretofore given with respect to such meeting.

        Election of Directors -- Nominees:

        Julie K. Blake, John A. Bogardus, Jr., Thomas R. Bremer, Leon C. Hirsch, Turi Josefsen, Douglas L. King, William F. May, James R. Mellor, Barry
        D. Romeril, Howard M. Rosenkrantz, Marianne Scipione, John R. Silber.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE). SHARES WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICES. IF YOU DO NOT MARK ANY BOX THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    SEE REVERSE
                                                                        SIDE

                            - FOLD AND DETACH HERE -

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
-------------------------------------------------------------------------------
     The Board of Directors recommends a vote FOR the election of Directors and FOR Proposal 2.
-------------------------------------------------------------------------------

1.  Election of         FOR     WITHHELD
    Directors           / /       / /
    (see reverse)

    For, exempt vote withheld from the following nominee(s):

    ----------------------------------

2.  Amendment to        FOR     AGAINST     ABSTAIN
    Outside Directors   / /       / /         / /
    Stock Plan

-------------------------------------------------------------------------------

SIGNATURE(S)                                                    DATE
            ---------------------------------------------------     -----------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by this signer to vote at said meeting or any adjournments thereof.

                            - FOLD AND DETACH HERE -

[USSC LOGO]                                               THIS IS YOUR PROXY.
                                                        YOUR VOTE IS IMPORTANT.

                    SERVICES AVAILABLE TO USSC STOCKHOLDERS

A telephone response center is available at USSC's transfer agent, First Chicago Trust Company of New York, to provide shareholders personal assistance with:

-  Verifying the number of USSC shares in your account.

-  Replacing lost or stolen stock certificates.

- Re-registration of stock in the event of marriage, death and estate transfers, gifts of stock to minors in custodial accounts . . . any transfer of stock ownership.

-  Inquiries about lost or stolen dividend checks and 1099-DIV's.

-  Any shareholder inquiries concerning USSC common and preferred stock.

- Consolidation of accounts to eliminate multiple accounts for one holder and certain duplicate stockholder mailings going to one address. (Dividend checks, annual reports and proxy materials would continue to be mailed to each stockholder).

-  Electronic Funds Transfer (Direct Deposit) of Dividends:

   -  Dividend monies deposited directly into your bank account.
   -  No worry of lost dividend checks.
   -  Immediate access to dividend money; no mail delays.
   -  Verification of dividend receipts on monthly bank statement.

Call First Chicago Trust Company of New York at (201) 324-1225, or write:

First Chicago Trust Company of New York
P.O. Box 2500
Jersey City, NJ 07303-2500

To Participate in Electronic Deposit of Dividends: (800) 870-2340
For hearing impaired: (201) 222-4955
E-mail address: fctc@em.fcnbd.com
Internet Address: http://www.fctc.com

Customer Service Representatives are available from 8:30 a.m. to 7:00 p.m., Monday through Friday; automated telephone service is available Monday through Friday, 8:00 a.m. to 10:00 p.m., and Saturday, 8:00 a.m. to 3:30 p.m., Eastern time.

PROXY

SERIES A CONVERTIBLE
   PREFERRED STOCK

                       UNITED STATES SURGICAL CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING MAY 1, 1997

The undersigned hereby constitutes and appoints John A. Bogardus, Jr., Leon C. Hirsch and William F. May, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote all the Series A Convertible Preferred Shares (each share being entitled to 47.50 votes, equivalent to .95 of a vote for each 1/50 Interest Depositary Share) held by the undersigned at the Annual Meeting of Stockholders of UNITED STATES SURGICAL CORPORATION to be held at The Equitable building, 787 Seventh Avenue, New York, N.Y. 10019, on Thursday, May 1, 1997, at 2:00 P.M. (local time), and at any adjournments thereof, as directed on this card upon the matters set forth on the reverse side hereof, as described in the proxy statement, and in their discretion upon any other business which may properly come before said meeting. The undersigned hereby revokes all proxies heretofore given with respect to such meeting.

        Election of Directors -- Nominees:

        Julie K. Blake, John A. Bogardus, Jr., Thomas R. Bremer, Leon C. Hirsch, Turi Josefsen, Douglas L. King, William F. May, James R. Mellor, Barry D. Romeril, Howard M. Rosenkrantz, Marianne Scipione, John R. Silber.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE). SHARES WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICES. IF YOU DO NOT MARK ANY BOX THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                    SIDE

                           -- FOLD AND DETACH HERE --

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.
-------------------------------------------------------------------------------
     The Board of Directors recommends a vote FOR the election of Directors and FOR Proposal 2.
-------------------------------------------------------------------------------

1.  Election of         FOR     WITHHELD
    directors           / /       / /
    (see reverse)

    For, exempt vote withheld from the following nominee(s):

    ----------------------------------

2.  Amendment to        FOR     AGAINST     ABSTAIN
    Outside Directors   / /       / /         / /
    Stock Plan

-------------------------------------------------------------------------------

SIGNATURE(S)                                                    DATE
            ---------------------------------------------------     -----------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by this signer to vote at said meeting or any adjournments thereof.

                            - FOLD AND DETACH HERE -

[USSC LOGO]                                               THIS IS YOUR PROXY.
                                                        YOUR VOTE IS IMPORTANT.

                    SERVICES AVAILABLE TO USSC STOCKHOLDERS

A telephone response center is available at USSC's transfer agent, First Chicago Trust Company of New York, to provide shareholders personal assistance with:

-  Verifying the number of USSC shares in your account.

-  Replacing lost or stolen stock certificates.

- Re-registration of stock in the event of marriage, death and estate transfers, gifts of stock to minors in custodial accounts . . . any transfer of stock ownership.

-  Inquiries about lost or stolen dividend checks and 1099-DIV's.

-  Any shareholder inquiries concerning USSC common and preferred stock.

- Consolidation of accounts to eliminate multiple accounts for one holder and certain duplicate stockholder mailings going to one address. (Dividend checks, annual reports and proxy materials would continue to be mailed to each stockholder).

-  Electronic Funds Transfer (Direct Deposit) of Dividends:

   -  Dividend monies deposited directly into your bank account.
   -  No worry of lost dividend checks.
   -  Immediate access to dividend money; no mail delays.
   -  Verification of dividend receipts on monthly bank statement.

Call First Chicago Trust Company of New York at (201) 324-1225, or write:

First Chicago Trust Company of New York
P.O. Box 2500
Jersey City, NJ 07303-2500

To Participate in Electronic Deposit of Dividends: (800) 870-2340
For hearing impaired: (201) 222-4955
E-mail address: fctc@em.fcnbd.com
Internet Address: http://www.fctc.com

Customer Service Representatives are available from 8:30 a.m. to 7:00 p.m., Monday through Friday; automated telephone service is available Monday through Friday, 8:00 a.m. to 10:00 p.m., and Saturday, 8:00 a.m. to 3:30 p.m., Eastern time.

                       UNITED STATES SURGICAL CORPORATION
                          OUTSIDE DlRECTORS STOCK PLAN
           (Restated to reflect amendments proposed to be approved by stockholders at the Annual Meeting of
                      Stockholders to be held May 1, 1997)


1. Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by encouraging increased Common Stock ownership by members of the Board who are not significant stockholders of the Company or employees of the Company or any of its subsidiaries, in order to promote long-term stockholder value through directors' continuing ownership of the Common Stock.

2. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth below.

         "Beneficial owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

         "Board" shall mean the Board of Directors of the Company, as it may from time to time be constituted.

         "Change in Control" shall mean (i) the stockholders of the Company approve any plan for the liquidation or dissolution of the Company or for a consolidation or merger of the Company (A) in which the Company would not be the continuing or surviving corporation, and pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, or (B) in which the Company is the surviving corporation but the holders of the Common Stock prior to the merger or consolidation will not own 50% or more of the outstanding voting stock of the surviving corporation immediately after such merger or consolidation, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (iii) any person, as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of 30% or more of the Common Stock, or (iv) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         "Committee" shall mean the Compensation/Option Committee of the Board, as it may from time to time be constituted, or any other committee of the Board appointed by the Board to administer the Plan.

         "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Company, and shall include the Common Stock as it may be changed from time to time as described in Paragraph 8 of the Plan.

         "Company" shall mean United States Surgical Corporation and any successor by merger or consolidation.

         "Eligible Director" shall mean a member of the Board who is not, and has not been during the preceding 12 months, an employee of the Company or any of its subsidiaries and who is not the beneficial owner of five percent or more of the outstanding Common Stock.

         "Fair Market Value" shall mean the last sale price of the Common Stock on the date in question, as reported on the New York Stock Exchange Composite Transactions or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading.

         "Grantee" shall mean an Eligible Director who has been awarded a Stock Award or granted an Option.

         "Option" shall mean a nonqualified option to purchase authorized but unissued Common Stock or Common Stock held in the treasury granted by the Company pursuant to the terms of the Plan.

         "Plan" shall mean the United States Surgical Corporation Outside Directors Stock Plan, as set forth herein and as amended from time to time.

         "Stock Award" shall mean an award of restricted Common Stock from authorized but unissued Common Stock or Common Stock held in the treasury made by the Company pursuant to the terms of the Plan.

         "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock is owned, directly or indirectly, by the Company.

3. Administration. The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreements embodying Stock Awards and Options. The Committee shall, subject to the provisions of the Plan, grant Stock Awards and Options pursuant to the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

4. Participation. Each Eligible Director shall be eligible to receive Stock Awards and Option grants in accordance with Paragraphs 5, 6 and 7 below.

5. Awards and Grants Under the Plan.

         (a) Awards and grants under the Plan shall include only Stock Awards and Option Grants, subject to the terms, conditions and restrictions specified in Paragraphs 6 and 7 below. There may be issued under the Plan pursuant to Stock Awards and the exercise of Options an aggregate of not more than 260,000 shares of Common Stock, subject to adjustment as provided in Paragraph 8 below. Shares of Common Stock that are the subject of a Stock Award but are forfeited, or are the subject of an Option but not purchased prior to the expiration of the Option, shall thereafter be considered unissued for purposes of the maximum number of shares that may be issued under the Plan, and may again be the subject of Stock Awards or Option grants under the Plan.

         (b) An Eligible Director to whom a Stock Award is provided to be made under the Plan, or to whom an Option is provided to be granted or is granted under the Plan (and any person succeeding to such an Eligible Director's right pursuant to the Plan), shall have no rights as a stockholder with respect to any shares of Common Stock issuable pursuant to any such Stock Awards or Option until such Stock Award is made or such Option is exercised. Except as provided in Paragraph 8 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date a Stock Award is made or an Option is exercised. Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted a Stock Award or an Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

6. Stock Awards. Each Eligible Director shall be granted one Stock Award consisting of 4,000 shares of Common Stock (subject to adjustment as provided in Paragraph 8) effective the later of (i) one year following the date such Eligible Director is first elected to the Board, and (ii) the date of the initial approval of the Plan by the stockholders of the Company. Each Stock Award shall be evidenced by an Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and such additional terms and conditions not inconsistent with the Plan as from time to time may be prescribed by the Committee.

         (a) Shares of Common Stock awarded as a Stock Award shall be issued in the name of the Grantee and a certificate therefor shall be delivered to the Grantee as soon as practicable after the award is made.

         (b) Shares of Common Stock that are the subject of a Stock Award shall be issued without any payment of cash consideration by the Grantee to the Company. Shares that are the subject of a Stock Award shall be fully paid from the date of the award.

         (c) No Eligible Director shall be awarded more than one Stock Award.

         (d) The shares that are the subject of each Stock Award shall not be sold, transferred, pledged, hypothecated or otherwise disposed of until the Vesting Period applicable to such shares has terminated. The Vesting Periods for each Stock Award shall be one year from the date of the Stock Award for 25% of the shares awarded, two years from the date of the Stock Award for 25% of the shares awarded, three years from the date of the Stock Award for 25% of the shares awarded and four years from the date of the Stock Award for the remaining 25% of the shares awarded, subject to paragraph 6(f).

         (e) Subject to paragraph 6(f), upon the termination of the Grantee's service on the Board of Directors of the Company for any reason during a Vesting Period, all the shares that are then subject to a Vesting Period that has not yet terminated shall thereupon be forfeited and the shares and all rights attaching thereto shall be automatically transferred and reacquired by the Company at no cost to the Company.

         (f) Notwithstanding any other terms of the Plan, if the Grantee has been in continuous service on the Board since the date of the Stock Award to him and while so serving shall die or become permanently disabled, then all Vesting Periods shall terminate upon such event. Notwithstanding any other terms of the Plan, if the Grantee has been in continuous service on the Board since the date of the Stock Award to him and while so serving shall die or become permanently disabled or his service on the Board shall be terminated after a Change in Control occurs, then no shares that remain subject to a Vesting Period at the date of such event shall be forfeited due to such event.

         (g) Each certificate issued in respect of a Stock Award shall bear the following or a similar legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture, contained in the United States Surgical Corporation Outside Directors Stock Plan and an Award Agreement entered into between the registered owner and such corporation. A copy of such Plan and Agreement is on file in the offices of the corporation."

         (h) Subject to the restrictions herein contained, a Grantee, as owner of shares that are the subject of a Stock Award, shall have all of the rights of a stockholder including the right to vote such shares and to receive all dividends, cash or stock, paid or delivered thereon, from the date of the Stock Award.

         (i) Upon the termination of the Vesting Periods prior to forfeitures such number of shares as to which such termination applies shall be vested in the Grantee, and at the request of the Grantee the legend on the shares for which Vesting Periods have terminated shall be removed, and an unlegended certificate issued in exchange therefor.

         (j) Each Eligible Director granted a Stock Award shall, no later than the date of the termination of each Vesting Period, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect of the shares of Common Stock as to which the Vesting Period has terminated. Each Grantee agrees that the Company shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to shares of Common Stock subject to a Stock Award.

         (k) A Grantee of a Stock Award may elect, within 30 days of the date of award, and upon written notice of election mailed to the Committee, care of the Company's principal office, to realize income for federal income tax purposes equal to excess of the Fair Market Value of the shares of Common Stock awarded over the amount paid for such shares on the date of the Stock Award. In such event the Grantee shall make arrangements satisfactory to the Committee to pay in the year of such Stock Award any federal, state or local taxes required to be withheld with respect to such shares. If the Grantee shall fail to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Grantee in the year of such Stock Award any federal, state or local taxes of any kind required by law to be withheld with respect to such shares of Common Stock.

7. Option Grants. Each Eligible Director shall be automatically granted an Option to purchase 4,000 shares of Common Stock (subject to adjustment as provided in Paragraph 8) each year, effective upon his reelection to the Board by the stockholders of the Company. Each Option shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions and such additional terms and conditions not inconsistent with the Plan as may from time to time be prescribed by the Committee.

         (a) The Option exercise price per share shall be the Fair Market Value of a share of Common Stock: on the date the Option is granted.

         (b) The Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

         (c) The Option shall not be exercisable before the expiration of one year from the date it is granted and after the expiration of up to ten years from the date it is granted, and may be exercised during such period as follows: the Option shall become exercisable with respect to one-half (50%) of the Common Stock covered by it beginning with the first anniversary of the date it is granted and shall become exercisable with respect to the remaining one-half (50%) of the Common Stock covered by it beginning with the second anniversary of the date it is granted; provided that an

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         Option shall automatically become immediately exercisable in full if the Grantee ceases to be an Eligible Director due to his death or permanent disability.

         (d) Payment of the Option price shall be made at the time the Option is exercised and shall be made in United States dollars by cash or check.

         (e) An Option shall not be exercisable unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, in continuous service on the Board, except that

                  (i) if any Grantee of an Option shall die or become permanently disabled or shall retire with the consent of the Board, holding an Option that has not expired and has not been fully exercised, he or his executor, administrators, heirs or distributees as the case may be, may, at any time within one year after the date of such event (but in no event after the Option has expired under the provisions of subparagraph 7(c)(i) above), exercise the Option with respect to any shares as to which the Grantee could have exercised the Option at the time of his death or disability; or

                  (ii) if any Grantee shall cease to be a director of the Company due to a Change in Control, holding an Option that has not expired and has not been fully exercised, he may exercise the Option in accordance with the terms of the original option agreement notwithstanding the termination of his service on the Board.

                  (iii) if a Grantee shall cease to serve as a director of the Company for any reason other than those set forth in 7(e)(i) or 7(e)(ii) above, while holding an Option that has not expired and has not been fully exercised, the Grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the Option has expired under the provisions of subparagraph 7(c)(i) above), may exercise the Option with respect to any shares of Common Stock as to which he could have exercised the Option on the date he ceased to be such an Eligible Director.

         (f) Each Grantee of an Option shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock as to which an Option is being exercised.

8. Dilution and Other Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the number or kind of shares that may be issued under the Plan pursuant to subparagraphs 5(a), 6 and 7 above, the number or kind of shares subject to any outstanding Option, and the Option price per share under any outstanding Option, shall be automatically adjusted so that the proportionate interest of the Eligible Directors or of the Grantee shall be maintained as before the occurrence of such event. Any adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share. Any adjustment permitted by this Paragraph shall be conclusive and binding for all purposes of the Plan.

9. Miscellaneous Provisions.

         (a) An Eligible Director's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner,


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
         and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

         (b) If the shares of Common Stock that are the subject of a Stock Award or Option are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, the Grantee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Grantee pursuant to the Stock Award or the Plan will not be sold except pursuant to an exemption from registration under said Act and
         (ii) that such Grantee is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof. No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

         (c) A Grantee, with the consent of the Committee, may designate a person or persons to receive, in the event of his death, any Common Stock or rights to which he would then be entitled under the Plan. Such designation shall be made upon forms supplied by the Company and may be revoked in writing. If a Grantee fails to so designate a beneficiary, then his estate shall be deemed to be his beneficiary.

         (d) The expenses of the Plan shall be borne by the Company. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the making of Stock Awards or the issuance of shares upon exercise of any Option, and the issuance of shares upon the making of Stock Awards and upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

         (e) By accepting any Stock Awards, Options or other benefits under the Plan, each Grantee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, the terms and conditions of the Plan and any action taken under the Plan by the Company or the Board.

         (f) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Stock Awards and Options or any Common Stock issued pursuant thereto as may be required by the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

10. Amendment. The Plan may be amended at any time from time to time by the Board as the Board shall deem advisable, provided, however, that except as provided in Paragraph 8 above, the Board may not, without further approval by the stockholders of the Company, increase the maximum number of shares of Common Stock as to which Stock Awards and Options may be granted, increase the number of shares to be awarded pursuant to each Stock Award or granted under each Option, reduce the Vesting Period for Stock Awards, reduce the minimum Option exercise price, extend the period during which Stock Awards or Options may be granted or Options may be exercised or change the definition of an Eligible Director. No amendment of the Plan shall materially and adversely affect any right of any Grantee with respect to any Stock Award or Option theretofore granted without such Grantee's written consent.

11. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

         (a) upon the adoption of a resolution of the Board terminating the Plan; or

         (b) upon the award and vesting pursuant to Stock Awards or the purchase upon exercise of Options of all the shares of Common Stock provided to be awarded or the subject of Options under Paragraph 5(a), as adjusted pursuant to Paragraph 8.

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
         No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Grantee, without his consent, under any Stock Award or Option theretofore granted under the Plan.


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